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                                                                    EXHIBIT 1(b)

             SECURITY CAPITAL U.S. REAL ESTATE SHARES INCORPORATED
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                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST:  The charter of Security Capital U.S. Real Estate Shares
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Incorporated, a Maryland corporation (the "Corporation"), is hereby amended by deleting existing Article SECOND in its entirety and substituting in lieu thereof a new article to read as follows:

          "SECOND:  The name of the corporation (which is hereinafter called the
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     "Corporation") is:

           Security Capital Real Estate Mutual Funds Incorporated."

     SECOND:  The amendment to the charter of the Corporation as set forth above
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has been duly approved by the Board of Directors of the Corporation as required by Section 2-605(a)(4) of the Maryland General Corporation Law.

     THIRD:  These Articles of Amendment shall become effective on June 30, 1998
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at 9:00 a.m., e.d.t.

     FOURTH:  The undersigned President acknowledges these Articles of Amendment
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to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



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     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of __________, 1998.

ATTEST:                               SECURITY CAPITAL U.S. REAL
                                      ESTATE SHARES INCORPORATED



__________________________            By:_____________________(SEAL)
Jeffrey C. Nellessen                     Anthony R. Manno Jr.
Vice President, Secretary                Chairman of the Board and
Treasurer                                President


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